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                                                                EXHIBIT (h) (24)

                          FUND PARTICIPATION AGREEMENT

      THIS AGREEMENT is entered into as of this 14th day of August, 2006 among New York Life Insurance and Annuity Corporation ("NYLIAC"), a life insurance company organized under the laws of the State of Delaware (on behalf of itself and certain of its separate accounts); AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

                                   WITNESSETH:

      WHEREAS, NYLIAC proposes to issue, now and in the future, certain multi-manager variable life insurance and variable annuity contracts that provide certain funds ("Funds") of the Series as investment options (the "Contracts");

      WHEREAS, NYLIAC has established pursuant to Delaware insurance law one or more separate accounts (each, an "Account") for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act");

      WHEREAS, the Contracts, which are or will be registered by NYLIAC with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

      WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

      WHEREAS, the Series is divided into various Funds, each Fund being subject to certain fundamental investment policies, which may not be changed without a majority vote of the shareholders of such Fund;

      WHEREAS, certain Funds listed in Attachment A to this Agreement will serve as certain of the underlying investment mediums for the Contracts; and

      WHEREAS, CRMC is the investment adviser for the Series.

      NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, NYLIAC, the Series and CRMC hereby agree as follows:

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      1. The Series and CRMC each represents and warrants to NYLIAC that:

      (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series has been filed with the Commission in the form previously delivered to NYLIAC, and copies of any and all amendments thereto will be forwarded to NYLIAC at the time that they are filed with the Commission;

      (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts;

      (c) the Series' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by NYLIAC expressly for use therein;

      (d) each Fund is and at all times since its inception has been qualified as a regulated investment company under Subchapter M of the Code, and will at times invest money from the Contracts in such a manner and take such other actions as necessary to qualify as a regulated investment company under Subchapter M (or any successor or similar provision) and that the Fund will make every effort to maintain such qualification. In the event that any Fund ceases to comply with Subchapter M of the Code, CRMC will make all reasonable efforts to achieve compliance with such section. If CRMC determines that compliance will not be possible, CRMC will promptly notify NYLIAC in writing;

      (e) each Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder (or any successor provisions) and at all times since its inception, each Fund has complied, and will continue to comply, with Section 817 of the Code and Treasury Regulation
Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event that any Fund ceases to comply with Treasury Regulation Section 1.817-5, CRMC will make all reasonable efforts to achieve compliance with such section. If CRMC determines that compliance within the grace period will not be possible, CRMC will promptly notify NYLIAC in writing;

      (f) The Series and CRMC each shall promptly notify NYLIAC in writing if it becomes aware of any circumstances that would preclude NYLIAC from "looking through" to the investment of any Fund in which it invests, pursuant to the "look-through" rules found in Treasury Regulation Section 1.817-5; and

      (g) the Series, each Fund, and CRMC each, to the extent applicable, have in place a compliance program as required by Rule 38a-1 under the 1940 Act that is reasonably designed to prevent, detect, and correct violations of the Federal Securities Laws as defined by the 1940 Act.

      2. The Series will furnish to NYLIAC such information with respect to the Series in

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such form and signed by such of its officers as NYLIAC may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise NYLIAC immediately of: (a) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (b) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (c) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

      3. The Series shall register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

      4. The Series agrees to make Class 2 shares of the Funds listed on Attachment A hereto available to the Contracts. NYLIAC will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 shares of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in subaccounts corresponding to the Class 2 shares of each Fund (each, a "Subaccount") for as long as the Series' Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 plan") remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by NYLIAC for a given Account at the net asset value of the respective class of the respective Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series. For purposes of this Paragraph 4, NYLIAC shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by the Series; provided that the Series receives notice of such order by 8:30 a.m. Eastern time on the following Business Day ("Next Business Day"). "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates the net asset values of each class of shares of each Fund pursuant to the rules of the Commission. The Series will make the shares of each class of each Fund available indefinitely for purchase at the applicable net asset value per share by NYLIAC and its Accounts on those days on which the Series calculates the net asset values of each such class pursuant to the rules of the Commission, and the Series shall calculate such net asset values on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each class of each Fund available to NYLIAC on a daily basis as soon as reasonably practical after the Series calculates such net asset values per share, and the Series shall make such net asset values per share available by 6:30 p.m. Eastern time.

      In the event that the Series is unable to meet the 6:30 p.m. time stated herein, the Series shall provide additional time for NYLIAC to place orders for the purchase and redemption of shares equal to the additional time it takes the Series to make the net asset values per share available to NYLIAC. However, if the net asset values per share are not available for inclusion

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in the next business cycle and purchase orders/redemptions are not able to be calculated and available for NYLIAC to execute within the time frame identified in Section 4 of this Agreement, NYLIAC, on behalf of its Account(s), shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the net asset values per share computed as of the close of the prior Business Day. The Series shall calculate such net asset values per share in accordance with the Series' registration statement.

      CRMC and the Series shall report to NYLIAC any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Section 29 of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous net asset values per share and the correct net asset values per share of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous net asset values per share and the correct net asset values per share equal to or greater than $0.01 per share, but less than 1/2 of 1% of the designated Fund's net asset values per share at the time of the error, then the Series shall take all steps necessary to obtain reimbursement for any loss from any party responsible for the pricing error ("Responsible Party"), after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous net asset values per share and the correct net asset values per share equal to or greater than 1/2 of 1% of the Fund's net asset values per share at the time of the error, then the Series shall take all steps necessary to obtain reimbursement for any loss from any Responsible Party.

      The Series and CRMC are responsible for maintaining net asset values for each class of each Fund in accordance with the requirements of the 1940 Act and the Series' then current Prospectus. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and NYLIAC and the Fund shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

      The Series has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include monitoring shareholder trading activity. The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority. Further, the Series reserves the right to reject any purchase order if, in the opinion of the officers of the Series or CRMC, the trading activities of any contract owner, through the Trust, is or potentially may be harmful to the Series.

      NYLIAC has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include monitoring Contract holder trading activity. NYLIAC reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

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      5. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in shares of a class of the Funds as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

      6. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by NYLIAC in an appropriate title for the corresponding Account or Subaccount. The Series shall furnish the CUSIP number assigned to each Fund.

      7. The Series shall provide monthly statements of account as of the end of each month for all Company's accounts by the fifteenth (15) Business Day of the following month.

      8. The Series shall furnish notice (by wire or telephone, followed by written confirmation) promptly to NYLIAC of any dividend or distribution payable on any shares underlying Subaccounts. NYLIAC hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding Subaccount in additional shares of that Fund. The Series shall notify NYLIAC by the end of the next Business Day following the date any dividends or distributions are paid of the number of shares so issued. NYLIAC reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

      9. The Series shall redeem its shares in accordance with the terms of its then current Prospectus. For purposes of this Paragraph 9, NYLIAC shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 11:00 a.m. Eastern time on the Next Business Day. NYLIAC shall purchase and redeem the shares of Funds offered by the then current Prospectus of the Series in accordance with the provisions of such Prospectus.

      10. As summarized in Attachment B to this Agreement, the Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide NYLIAC, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

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      With respect to any prospectus and annual and semi-annual reports (the
"Reports") of the Series that are printed in combination with any one or more such Reports of other investment options for the Contracts (the "Booklet"), the Series shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series' Reports included in the Booklet to the number of pages in the Booklet as a whole.

      11. As summarized in Attachment B to this Agreement, NYLIAC shall bear the expenses for the cost of preparation and delivery of Series prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for NYLIAC once each year (or more frequently if the prospectus for the Series is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts and the Series, printed together in one or more documents (such printing to be done at NYLIAC's expense with respect to prospective investors).

      Each party shall bear, or cause its agents to bear, the costs associated with its obligations with regard to the foregoing and other materials as described in, and in accordance with, Attachment B attached hereto and incorporated herein by reference, as the Parties may mutually agree in writing to amend from time to time.

      12. NYLIAC represents and warrants to the Series that any information furnished in writing by NYLIAC to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      13. NYLIAC and its affiliates shall make no representations concerning the Series' shares except those contained in the then current Prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series' Prospectus, in information published on the Series' or CRMC's internet site, or in materials approved by AFD, as provided in the Business Agreement in effect among NYLIAC, AFD and CRMC dated as of August _____, 2006 (the "Business Agreement").

      14. Shares of the Series have been and will only be sold to insurance company separate accounts in accordance with the requirements of Treas. Reg.
Section 1.871-5(f)(2) or other investors permitted in accordance with Treas. Reg. Section 1.817-5(f)(3) and other administrative guidance promulgated thereunder. The Series represents, warrants and covenants that no shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Series agrees that each Fund will comply with the diversification requirements of Section 817. The Series also agrees to maintain each Fund's qualification as a "regulated investment company" ("RIC") under the Code. The Series will provide NYLIAC with securities holdings reports for each Fund within ten days after each calendar quarter.

      15. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify NYLIAC of the existence of irreconcilable material conflict and its implications. If such a conflict exists, NYLIAC will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

      The Series hereby notifies NYLIAC that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

      16. The Series will provide NYLIAC with as much notice as is reasonably practicable of any proxy solicitation, and of any material change in the Series' registration statement, particularly any change that could result in a change to the registration statement or prospectus for any Account or Contracts. The Series will work with NYLIAC so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

      17. NYLIAC agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities, investigations or litigation (including amounts paid in settlement with the written consent of the NYLIAC, which consent shall not be unreasonably withheld, legal and other expenses, including the reasonable costs of investigating or defending any alleged, loss, claim, damage, liability, or expense and reasonable counsel fees incurred in connection therewith) to which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of
NYLIAC's: (a) making untrue statements of material facts or omitting material facts in a Contract's registration statement, prospectus, statement of additional information, semi-annual or annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements of material facts that the Series includes in the same materials of the Series, provided that Series relies on information supplied by NYLIAC; (c) making wrongful or inaccurate statements or representations or wrongful conduct of persons under its control, with respect to the sale or distribution of the shares of the Contracts (d) unlawful conduct, bad faith, willful malfeasance, or negligence by NYLIAC with respect to the sale of the Contracts or Fund shares; and (e) breaching this Agreement or a representation or warranty.

      18. The Series and CRMC each agrees to indemnify and hold NYLIAC (or any affiliate, control person, shareholder, director, officer, employee or agent of NYLIAC) harmless against any and all losses, claims, damages, liabilities, investigations or litigation (including amounts paid in settlement with the written consent of the Series and/or CRMC, which consent shall not be unreasonably withheld, legal and other expenses, including the reasonable costs of investigating or defending any alleged, loss, claim, damage, liability, or expense and reasonable counsel fees incurred in connection therewith) to which NYLIAC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's: (a) making untrue statements of material facts or omitting material facts in the Series' registration statement, prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making wrongful or inaccurate statements or representations or wrongful conduct of the Series or persons under its control, with respect to the sale or distribution of the shares of the Funds; (c) making untrue statements of material facts that the Series includes in its materials, provided NYLIAC relies on information supplied by the Series;
(d) unlawful conduct, bad faith, willful malfeasance, or negligence by the Series with respect to the sale of the Contracts or Fund shares or the operation of the Series or a Fund; (e) failure of the Series to comply with any Fund's investment objectives, policies and restrictions; and (f) breaching this Agreement or a representation or warranty, including, but not limited to, the representations, warranties and covenants in Section 14.

      19. A. NYLIAC shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract. Accordingly, NYLIAC, where applicable, shall vote shares of a Fund held in each Account in a manner consistent with voting instructions timely received from its Contract owners.

            B. The Series will comply with all provisions of the 1940 Act, the regulations thereunder, and applicable SEC staff interpretations regarding pass-through voting.

      20. Each Fund will comply with all the provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Section 16(a) and if and when applicable Section 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

      21. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate in its entirety or with respect to a particular Fund, as specified below, without penalty upon the first to occur of:

      (a)   Termination by mutual agreement at any time; or

      (b) Termination by any party at any time upon sixty days' written notice to the other parties; or

      (c) Termination at the option of NYLIAC, CRMC or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

      (d) Termination at the option of NYLIAC, upon ten calendar days' prior written notice, if shares of the Series are not reasonably available;

      (e) Termination at the option of NYLIAC, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan; or

      (f) Termination in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by NYLIAC; in such event prompt notice shall be given by NYLIAC or the Series to the other party.

      (g) Termination at NYLIAC's option by written notice to AFD and/or CRMC if NYLIAC shall determine in its sole judgment exercised in good faith, that either AFD or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

      (h) Termination at the option of AFD or CRMC by written notice to NYLIAC if AFD or CRMC shall determine in its sole judgment exercised in good faith, that NYLIAC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

      (i) Termination in the event AFD ceases to serve as distributor of a Fund provided the Series, on behalf of the Fund, shall promptly notify the other parties of such an event;.

      The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

      22. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

IF TO NYLIAC:
New York Life Insurance and Annuity Corporation
Attention:  Robert J. Hebron, Senior Vice President
51 Madison Avenue
New York, NY  10010
Facsimile No.:  (212) 576-4783

WITH A COPY TO:
New York Life Insurance and Annuity Corporation
Office of the General Counsel
Attention:  Variable Products Attorney
51 Madison Avenue, Room 10SB
New York, NY  10010
Facsimile No.:  (212) 576-7101

IF TO SERIES:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Michael J. Downer, Senior Vice President
Facsimile No.: (213) 486-9041

WITH A COPY TO:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Kenneth R. Gorvetzian, Vice President and Senior Counsel,
            Fund Business Management Group
Facsimile No.:  (213) 486-9041

IF TO CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:  Michael J. Downer, Senior Vice President and Legal Counsel,
            Fund Business Management Group, and Secretary
Facsimile No.:  (213) 486-9041

WITH A COPY TO:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
            Fund Business Management Group
Facsimile No.:  (213) 486-9041

      23. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

      24. If this Agreement terminates, the Series, at NYLIAC's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. NYLIAC agrees not to redeem shares unless: (i) the Agreement is terminated pursuant to Section 18(e) or 18(f); (ii) legitimately required to do so according to a Contract owner's request; or (iii) under an order from the Commission or pursuant to a vote of Contract owners.

      25. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, NYLIAC and the Account agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if NYLIAC seeks satisfaction for any liability of the Series in respect of this Agreement, NYLIAC (on behalf of itself or any Account) may seek recourse against CRMC.

      26. This Agreement shall be construed in accordance with the laws of the State of New York.

      27. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

      28. It is understood and expressly stipulated that neither the shareholders of shares the Series nor the Trustees or officers of the Series shall be personally liable hereunder solely as a result of their capacities as such.

      29. Acknowledgements:

            (a) NYLIAC acknowledges that the identity of the Series' and CRMC's (and their affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of the Series and CRMC, respectively. NYLIAC agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), NYLIAC shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with prior written consent of the Series and/or CRMC or as required by law or judicial process or to perform its obligations under this Agreement.

            (b) The Series and CRMC acknowledge that the identity of NYLIAC's (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of NYLIAC. The Series and CRMC agree that, should they come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), they shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with NYLIAC's prior written consent or as required by law or judicial process or to perform its obligations under this Agreement.

      30. The following Paragraphs shall survive any termination of this
Agreement: 4, 17, 18, 22-30.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                        NEW YORK LIFE INSURANCE AND
                                        ANNUITY CORPORATION (ON BEHALF OF
                                        ITSELF AND EACH ACCOUNT)

Attest:
                                        By:  _______________________________
___________________________             Its: Senior Vice President

                                        AMERICAN FUNDS INSURANCE SERIES

Attest:
                                        By:  _______________________________
___________________________             Its: Secretary

                                        CAPITAL RESEARCH AND MANAGEMENT
                                        COMPANY

Attest:
                                        By:  _______________________________
___________________________             Its: Vice President and Secretary

                                  Attachment A

American Funds Insurance Series:

      American Funds I.S. Growth & Income -- Class 2 Shares American Funds I.S. Growth -- Class 2 Shares
      American Funds I.S. Asset Allocation -- Class 2 Shares American Funds I.S. Global Small Cap -- Class 2 Shares American Funds I.S. International -- Class 2 Shares

                                  Attachment B

                               EXPENSE ALLOCATION

                                NYLIAC                                                          The Series
Preparing and filing the Account registration statements.               Preparing and filing the FUND registration statement.

Text composition and alterations for the Account                        Text composition and alterations for the FUND
prospectuses, SAIs and any supplements thereto.                         prospectuses, SAIs and any supplements thereto, including
                                                                        versions of these documents to accommodate various
                                                                        combinations of Designated Portfolios offered under
                                                                        Account prospectuses.

Printing of the FUND prospectuses and supplements thereto               Supplying typeset, camera and/or web-ready FUND
for prospective Contract owners.  Printing Account                      prospectuses, SAIs and supplements.  Printing of the FUND
prospectuses, SAIs and supplements thereto.                             prospectuses, SAIs and supplements thereto for existing
                                                                        Contract owners that invest in the FUND. Printing of SAIs
                                                                        for prospective contract owners who request an SAI.

Mailing and distributing the FUND prospectuses, SAIs and                All or the FUND's pro-rata portion (if combined with
supplements thereto to prospective Contract owners.  Mailing            documents of other funds) of mailing and distributing the
and distributing Account prospectuses, SAIs and supplements             FUND prospectuses, SAIs and supplements thereto to
to prospective and existing Contract owners.  (SAIs are                 existing Contract owners.  (SAIs are distributed only
distributed only upon request of the Contract owner.)                   upon request of the Contract owner.)

Text composition and alterations of the Account portion of the          Text composition and alterations of the FUND proxy
annual and semi-annual reports.                                         statements and voting instructions solicitation materials
                                                                        to Contract owners with respect to proxies related to the
                                                                        FUND, annual and semi-annual reports for the FUND and
                                                                        other communications to shareholders.

Printing, mailing and distributing annual and semi-annual               All or the FUND's pro-rata portion (if combined with
reports for prospective Contract owners.                                documents of other funds) of mailing and distributing
                                                                        annual and semi-annual reports for the FUND to existing
                                                                        Contract owners that invest in the FUND.

Mailing and distributing and tabulation of proxy statements             Supplying typeset, camera and/or web-ready FUND proxy
and voting instruction solicitation materials to Contract               statements and voting instructions solicitation
owners with respect to proxies related to the Account(s).               materials, annual and semi-annual reports and other
                                                                        communications to shareholders.  Printing costs for
                                                                        copies of such materials distributed to Contract owners.

Preparation, printing and distributing sales material and advertising related to the FUND and contained in Account advertising and sales materials; and filing such materials with and obtaining approval from, the SEC, the National
Association of Securities Dealers, Inc., any state insurance regulatory authority and any other appropriate regulatory authority, to the extent required.

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